SCHEDULE 14A
                                 (Rule 14a-101)

                                       INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.       )

Filed by the registrant [ X ]

Filed by a party other than the registrant [   ]

Check the appropriate box:

[   ]    Preliminary proxy statement.
[X]      Definitive proxy statement.
[   ]    Definitive additional materials.
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12. [ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).


                          UCI MEDICAL AFFILIATES, INC.
                               (Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

[ X ]    No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)    Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)      Proposed maximum aggregate value of
transaction:
         (5)      Total fee
paid:
[     ]  Fee paid previously with preliminary
materials.
----------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously
Paid:
         (2)      Form, Schedule or Registration Statement
                  No.:
         (3)      Filing
Party:
         (4)      Date
Filed:

                          UCI MEDICAL AFFILIATES, INC.
                          1901 Main Street, Suite 1200
                         Columbia, South Carolina 29201



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     To be held on Thursday, March 23, 2000




TO THE STOCKHOLDERS OF UCI MEDICAL AFFILIATES, INC.:

         The Annual Meeting of Stockholders of UCI Medical Affiliates, Inc., a Delaware corporation (the "Company"), will be held on Thursday, March 23, 2000 at 10:00 a.m., local time, at the Adam's Mark Hotel, 1200 Hampton Street, Columbia, South Carolina for the following purposes:

1. To approve the election of two members of the Board of Directors, each to hold office for a term expiring at the third annual meeting of stockholders after the date of their election.

2. To ratify the appointment of PricewaterhouseCoopers LLP as the firm of independent auditors to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended September 30, 2000.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record of the Company's common stock at the close of business on January 28, 2000 are entitled to notice of, and will be entitled to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

                           BY ORDER OF THE BOARD OF DIRECTORS

                           M. F. McFarland, III, M.D.

                           Chairman of the Board
                           and Chief Executive Officer

January 28, 2000

         To ensure that your shares are represented at the Annual Meeting, we urge you to complete, date and sign the enclosed form of proxy and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting in person. Your proxy can be withdrawn by you at any time before it is voted.

                          UCI MEDICAL AFFILIATES, INC.
                          1901 Main Street, Suite 1200
                                 Mail Code 1105
                         Columbia, South Carolina 29201


                                                   PROXY STATEMENT

General

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of UCI Medical Affiliates, Inc. (the "Company") to be used in voting at the Annual Meeting of Shareholders of the Company to be held at the Adam's Mark Hotel, 1200 Hampton Street, Columbia, South Carolina, on Thursday, March 23, 2000, at 10:00 a.m., and at any adjournment thereof. The purposes of the Annual Meeting are (1) to elect two directors to the Company's Board of Directors, (2) to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending September 30, 2000; and (3) to transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual
Meeting. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders commencing on or about February 2, 2000.

Record Date

         Only holders of record of the Company's common stock, par value $0.05 per share (the "Common Stock"), at the close of business on January 28, 2000 (the "Record Date") are entitled to notice of and will be entitled to vote at the Annual Meeting.

Shares Outstanding and Entitled to Vote

         The Common Stock is entitled to one vote per share on each matter that is presented for stockholder approval at the Annual Meeting. At the close of business on the Record Date, there were 9,642,958 shares of Common Stock outstanding and entitled to vote, held of record by approximately 327 stockholders. All of such shares are eligible to be voted on each matter currently scheduled to come before the Annual Meeting.

Voting and Revocation of Proxies

         The form of proxy accompanying this Proxy Statement is solicited on behalf of the Company's Board of Directors for use at the Annual Meeting. You are requested to complete, date and sign the accompanying form of proxy and promptly return it in the accompanying envelope or otherwise mail it to the Company. All proxies that are properly executed and returned, and that are not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted FOR each of the proposals described in this Proxy Statement, including election of the director nominees set forth in this Proxy Statement.

         The Board of Directors does not presently intend to bring any business before the Annual Meeting other than the specific proposals referred to in this Proxy Statement and specified in the notice of the Annual Meeting. So far as is known to the Board, no other matters are to be brought before the Annual Meeting. If any other business properly comes before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted on such matters in accordance with the judgment of the persons voting such proxies.

         Any stockholder of the Company who has signed the proxy referred to in this Proxy Statement may revoke it at any time before it is exercised at the Annual Meeting by (i) delivering to the Corporate Secretary of the Company a written notice, bearing a date later than the proxy, stating that the proxy is revoked, (ii) signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Whether or not you plan to attend the Annual Meeting, you are urged to sign and return the enclosed proxy.

Quorum

         The quorum required for the transaction of business at the Annual Meeting is a majority of the issued and outstanding shares of Common Stock on the Record Date, or 4,821,480 shares. Such shares must be present in person or represented by proxy at the Annual Meeting. Directions to withhold authority to vote for directors, abstentions and broker non-votes will be considered shares present in person or by proxy and entitled to vote and therefore will be counted for purposes of determining whether there is a quorum at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the chairman of the meeting or the stockholders holding a majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. Directors, officers and employees of the Company may solicit proxies for the reconvened Annual Meeting in person or by mail, telephone or telegraph. At any such reconvened Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled.

Vote Required

         Except for the election of directors, for each matter specified in this Proxy Statement to be submitted for stockholder approval at the Annual Meeting, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote on such matter is required for approval. Abstentions will be considered shares present in person or by proxy and entitled to vote and, therefore, will have the effect of a vote against such matter. Broker non-votes will be considered shares present but not entitled to vote and, therefore, will have no effect on the outcome of the vote.

         Under the Delaware General Corporation Law, the two director nominees receiving the greatest number of votes cast (although not necessarily a majority of the votes cast) in the election of directors at the Annual Meeting will be elected to the Board of Directors. Accordingly, directions to withhold authority, abstentions and broker non-votes will have no effect on the outcome of the vote for directors. The Company's Restated Certificate of Incorporation does not allow for cumulative voting in the election of directors.

         A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or other nominee does not have the discretionary voting power and has not received voting instructions from the beneficial owner.

Solicitation of Proxies and Expenses

         The Company will bear the cost of preparing, assembling and mailing this Proxy Statement and the accompanying form of proxy to stockholders. In addition to solicitation by mail, the directors, officers and employees of the Company may solicit proxies from stockholders by telephone, telegram, letter, facsimile or in person. No compensation will be paid for such solicitations. The Company may request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         Two directors are to be elected at the Annual Meeting. The Company's Certificate of Incorporation provides for a classified Board of Directors so that, as nearly as possible, one-third of the Board is elected at each annual meeting to serve until the third annual stockholders' meeting after their election. Pursuant to the authority granted to it under the Company's Bylaws, the Board has set the size of the Board at seven members with staggered terms expiring at the forthcoming Annual Meeting and at the next two succeeding annual meetings of stockholders. Harold H. Adams, Jr. and Thomas G. Faulds have been nominated by the Board of Directors for election as directors at the forthcoming Annual Meeting for terms expiring at the third annual meeting of stockholders after the date of their election. Mr. Adams' and Mr. Faulds' terms as directors expire at the forthcoming Annual Meeting. See "Management."

         The persons named in the accompanying proxy have been designated by the Board and, unless authority is specifically withheld, they intend to vote for the election of the nominees listed above. A stockholder executing the enclosed proxy may vote for the nominees or may withhold such vote from the nominees. In each case where the stockholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with such stockholder's specifications. Although it is not contemplated that the nominees will become unable to serve prior to the Annual Meeting, the persons named on the enclosed proxy will have the authority to vote for the election of another person in accordance with their best judgment.

         THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.


                                  PROPOSAL TWO

                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board, adopting the recommendation of the Audit Committee of the Board of Directors (the "Audit Committee"), has appointed the certified public accounting firm of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ended September 30, 2000, subject to ratification by the stockholders at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be available to respond to questions and may make a statement if such representatives so desire.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL. THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED "FOR" THE RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS.


                                                    OTHER MATTERS

         The Board of Directors knows of no other matters which are likely to be brought before the Annual Meeting. If any matters are brought before the Annual Meeting, the proxy agents named in the enclosed proxy will vote on such matters in accordance with their best judgment.


                                   MANAGEMENT

Directors

         The following sets forth certain information concerning the persons nominated for election as directors and the current directors whose terms will continue beyond the Annual Meeting. As used in this proxy statement, the term UCI-SC refers to UCI Medical Affiliates of South Carolina, Inc., a wholly-owned subsidiary of the Company; the term DC-SC refers to Doctor's Care P.A., a professional corporation affiliated with the Company and UCI-SC; and the term UCI-GA refers to UCI Medical Affiliates of Georgia, Inc., a wholly-owned subsidiary of the Company.

         Nominees for Election as Directors at the Annual Meeting

         Harold H. Adams, Jr., 53, has served as a director of the Company since June 1994 and as President and owner of Adams and Associates, International, Adams and Associates, and Southern Insurance Managers since June 1992. He served as President of Adams Eaddy and Associates, an independent insurance agency, from 1980 to 1992. Mr. Adams has been awarded the Chartered Property Casualty Underwriter designation and is currently a member of the President's Board of Visitors of Charleston Southern University in Charleston, South Carolina. He has received numerous professional awards as the result of over 26 years of involvement in the insurance industry and is a member of many professional and civic organizations.

         Thomas G. Faulds, 59, has served as a director of the Company since August 1996 and as President and Chief Operating Officer, Blue Cross Blue Shield Division, Blue Cross Blue Shield of South Carolina ("BCBS") since October 1991. Mr. Faulds has been with BCBS since March 1972 where he has served in key senior management positions in government programs, information systems and operations.

         Directors Whose Terms Extend Beyond the Date of the Annual Meeting

         A. Wayne Johnson, 49, has served as Chairman and Chief Executive Officer of MainStreet Healthcare Corporation ("MHC") from its inception in February 1996. In addition to Mr. Johnson's MainStreet responsibilities, effective December 8, 1999, he assumed the role of Executive Vice President of Providan Financial, a San Francisco-based financial services company. Mr. Johnson has 24 years of entrepreneurial and business operations experience in the field of financial services and corporate development. Prior to co-founding MHC in February 1996, Mr. Johnson had served since 1991 as President of one of the major operating subsidiaries of First Data Corporation and Chief Marketing Officer and strategic planner for First Data Card Services Group, a subsidiary of First Data Corporation. Mr. Johnson was the founder of both Integratec, a collection company, and QualiServ, a credit card outsourcing service company. Mr. Johnson was initially elected as a director at the annual meeting of stockholders in 1999.

     Ashby M. Jordan, M.D., 61, has served as a director of the Company since August 1996 and as Vice President of Medical Affairs of BCBS since December 1986. Prior to joining BCBS, Dr. Jordan was the Vice President of Medical
Affairs for CIGNA HealthPlan of South Florida, Inc. Dr. Jordan is Board Certified by the American Board of Pediatrics. Dr. Jordan was most recently reelected as a director at the annual meeting of stockholders in 1999.

         John M. Little, Jr., M.D., 50, has served as a director of the Company since August 11, 1998 and as Chief Medical Officer of Companion HealthCare Corporation ("CHC"), a wholly-owned subsidiary of BCBS, since 1996. Additionally, he has served since 1994 as Medical Director of Managed Care Services of CHC, as Chairman of the Quality Assurance Committee and the Pharmacy and Therapeutics Committee of CHC and as a Co-Chair of the Managed Care Oversight Committee of CHC. Prior to joining CHC in 1994, Dr. Little served as Assistant Chairman for Academic Affairs, Department of Family Practice, Carolinas Medical Center, Charlotte, North Carolina from 1992 to 1994. Dr. Little was most recently reelected as a director at the annual meeting of stockholders in 1999.

         M.F. McFarland, III, M.D., 52, has served as Chairman of the Board, President and Chief Executive Officer of the Company since January 1987 and as a director of the Company since September 1984. From September 1984 until January 1987, he served as Vice President of the Company. He has served as President and as the sole director of UCI-SC and DC-SC for over five years and of UCI-GA since its organization in February 1998. He served as Associate Professional Director of the Emergency Department of Richland Memorial Hospital in Columbia, South Carolina from 1978 to 1981 and was President of the South Carolina Chapter of the American College of Emergency Physicians in 1979. Dr. McFarland is currently a member of the Columbia Medical Society, the South Carolina Medical Association and the American Medical Association. Dr. McFarland was most recently reelected as a director at the annual meeting of stockholders in 1997.

         Charles M. Potok, 51, has served as a director of the Company since September 1995 and as Executive Vice President and Chief Operating Officer of Companion Property and Casualty Company ("CP&C"), a wholly-owned subsidiary of BCBS, since March 1984. Mr. Potok is an Associate of the Casualty Actuarial Society and a member of the American Academy of Actuaries. Prior to joining CP&C, Mr. Potok served as Chief Property and Casualty Actuary and Director of the Property and Casualty Division of the South Carolina Department of Insurance. Mr. Potok was most recently reelected as a director at the annual meeting of stockholders in 1997.

Executive Officers

         The following sets forth certain information concerning the persons who currently serve as executive officers of the Company who do not also serve on the Board of Directors.

         Jerry F. Wells, Jr., 38, has served as Chief Financial Officer and Executive Vice President of Finance of the Company since he joined the Company in February 1995 and as Corporate Secretary of the Company since December 1996. He has served as Executive Vice President of Finance, Chief Financial Officer and Corporate Secretary of UCI-SC since December 1996, and of UCI-GA since its organization in February 1998, and as Corporate Secretary of DC-SC since December 1996. Prior to joining the Company, he served as a Senior Manager and consultant for PricewaterhouseCoopers LLP from 1985 until February 1995. Mr. Wells is a certified public accountant and is a member of the American Institute of Certified Public Accountants, the South Carolina Association of Certified Public Accountants and the North Carolina CPA Association.

     D.  Michael  Stout,  M.D.,  55, has served as Executive  Vice  President of
Medical Affairs of the Company and DC-SC since 1985. He is Board Certified in Emergency Medicine and is a member of the American College of Emergency Physicians, the Columbia Medical Society and the American College of Physician Executives.

Board of Directors and Board Committees

         Board of Directors

         The Board of Directors met or acted by written consent a total of five times during the Company's fiscal year ended September 30, 1999. No director attended fewer than 75 percent of the total of such Board meetings and the meetings of the committees upon which the director served. Among the standing committees established by the Board of Directors are a Compensation Committee, an Audit Committee, and a Revenue Enhancement Committee. The Board of Directors has not established a nominating committee for recommending to stockholders candidates for positions on the Board of Directors. Such functions are currently performed by the Board of Directors acting as a whole. Currently, seven directors serve on the Board of Directors.

         Audit Committee

         The Audit Committee consists of Mr. Adams and Dr. Jordan. This committee recommends to the Board of Directors the engagement of the independent auditors for the Company, determines the scope of the auditing of the books and accounts of the Company, reviews the reports submitted by the auditors, examines procedures employed in connection with the Company's internal control structure, reviews and approves the terms of acquisitions between the Company and any related party entities, undertakes certain other activities related to the fiscal affairs of the Company and makes recommendations to the Board of Directors as may be appropriate. This committee met one time during the Company's fiscal year ended September 30, 1999.

         Compensation Committee

         The Compensation Committee consists of Messrs Adams and Potok. This committee monitors the Company's executive compensation plan, practice and policies, including all salaries, bonus awards and fringe benefits, and makes recommendations to the Board of Directors with respect to changes in existing executive compensation plans and the formation and adoption of new executive compensation plans. This committee met one time during the Company's fiscal year ended September 30, 1999.

         Revenue Enhancement Committee

         The Revenue Enhancement Committee consists of Messrs. Adams, Faulds and Potok. This committee monitors the Company's ancillary and complementary services, and makes recommendations to the Board of Directors with respect to changes in such existing services. This committee did not meet during the Company's fiscal year ended September 30, 1999.

Executive Compensation

         The following table sets forth the total compensation earned during the fiscal year ended September 30, 1999 and during each of the two prior fiscal years by the President and Chief Executive Officer of the Company and the executive officers of the Company whose annual compensation from the Company exceeded $100,000 for all services provided to the Company. No other executive officer of the Company earned compensation in excess of $100,000 for services provided to the Company in any of the three fiscal years reflected in the table.





                           SUMMARY COMPENSATION TABLE

                                                                                Long Term
                                                                              Compensation
                                           Annual Compensation                    Awards

                                                                              Securities
                                   Fiscal                                      Underlying            All Other
Name and Principal Position          Year      Salary (1)     Bonus(1)                           Compensation (2)
                                                                               Options

M.F. McFarland, III, M.D.           1999      $ 325,000 (3)  $ 200,000            -0-                  5,561
  Chairman, President and           1998        315,000 (3)     -0-               -0-                  8,983
  Chief Executive Officer           1997        315,000 (3)     -0-             141,675                7,968


D. Michael Stout, M.D.              1999      $ 210,000 (4)   $ 42,000            -0-                   -0-
  Executive Vice President of       1998        210,000 (4)     -0-               -0-                   -0-
  Medical Affairs                   1997        210,000 (4)     -0-              79,825                 -0-


Jerry F. Wells, Jr.                 1999      $   99,640      $ 17,260            -0-           $       -0-
   Executive Vice President of      1998           96,769       -0-               -0-                   -0-
   Finance, Chief                   1997           92,161       -0-             106,550                 -0-
   Financial Officer


(1) Amounts included under the heading "Salary" and "Bonus" include compensation from both UCI-SC and DC-SC. The remuneration described in the table above does not include the cost to the Company of benefits furnished to certain officers that were extended in connection with the conduct of the Company's business. The amount of such benefits accrued for each of the named executives in each of the years reflected in the table did not exceed 10% of the total annual salary and bonus reported for such executive in such year.

(2) Amounts included under the heading "All Other Compensation" are comprised of premiums for long term disability and life insurance provided by the Company for the benefit of Dr. McFarland.

(3) For services performed by Dr. McFarland for UCI-SC, a wholly-owned subsidiary of the Company, Dr. McFarland received an annual salary of $157,500 during each of the fiscal years ended September 30, 1999, 1998 and 1997. For services performed by Dr. McFarland for DC-SC, an affiliated professional association wholly owned by Dr. McFarland that contracts with UCI-SC to provide all medical services at the Company's medical facilities, Dr. McFarland received an annual salary of $167,500, $157,500 and $157,500 for the fiscal years ended September 30, 1999, 1998 and 1997, respectively.

(4) For services performed by Dr. Stout for UCI-SC, Dr. Stout received an annual salary of $50,000 in each of the fiscal years ended September 30, 1999, 1998, and1997. For services performed by Dr. Stout for DC-SC, Dr. Stout received an annual salary of $160,000 in each of the fiscal years ended September 30, 1999, 1998 and 1997.

Fiscal Year-End Option Values

         The following table sets forth certain information with respect to unexercised options to purchase Common Stock held at September 30, 1999. None of the named executive officers exercised any options during the fiscal year ended September 30, 1999.



                              1999 FISCAL YEAR-END
                                  OPTION VALUES

                                      Number of Securities Underlying                 Value of Unexercised
                                          Unexercised Options at                          In-the-Money
                                              Fiscal Year End                      Options at Fiscal Year End


             Name                   Exercisable          Unexercisable          Exercisable        Unexercisable


M.F. McFarland, III, M.D.             159,450               47,225                   $                   $
  Chairman, President and                                                           -0-                 -0-
  Chief Executive Officer



D. Michael Stout, M.D.                83,216                26,609                    -0-                  -0-
  Executive Vice President of
  Medical Affairs


Jerry F. Wells, Jr.                   106,550               28,275                     -0-                -0-
   Executive Vice President of
   Finance, Chief
   Financial Officer


Director Compensation

         Non-employee directors are paid a fee of $500 for attendance at each meeting of the Board of Directors. Non-employee directors of the Company are reimbursed by the Company for all out-of-pocket expenses reasonably incurred by them in the discharge of their duties as directors, including out-of-pocket expenses incurred in attending meetings of the Board of Directors.

         During the fiscal year ended September 30, 1996, the Company adopted a Non-Employee Director Stock Option Plan (the "1996 Non-Employee Plan"). The 1996 Non-Employee Plan provided for the granting of options to two non-employee directors for the purchase of 10,000 shares of Common Stock at the fair market value as of the date of grant. Under this plan, 5,000 options were issued to Harold H. Adams, Jr. and 5,000 options were issued to Russell J. Froneberger. These options are exercisable during the period commencing on March 20, 1999 and ending on March 20, 2006. At September 30, 1999, there were stock options outstanding under the 1996 Non-Employee Plan for 10,000 shares, all of which were exercisable.

         During the fiscal year ended September 30, 1997, the Company adopted a Non-Employee Director Stock Option Plan (the "1997 Non-Employee Plan"). The 1997 Non-Employee Plan provided for the granting of options to four non-employee directors for the purchase of 20,000 shares of Common Stock at the fair market value as of the date of grant. Under this plan, 5,000 options were issued each to Thomas G. Faulds, Ashby M. Jordan, M.D., and Charles M. Potok. These options are exercisable during the period commencing on March 28, 2000 and ending on March 28, 2007. At September 30, 1999, there were stock options outstanding under the 1997 Non-Employee Plan for 15,000 shares, none of which were exercisable.

Employment Contracts

         Effective August 19, 1999, Dr. McFarland entered into a five-year contract with UCI-SC that provides for annual compensation of $157,500, the use of one automobile and an incentive bonus payable at the end of the fiscal year, subject to the determination of the Board of Directors and based upon net income and gross revenue of the Company for the same year. Also, effective August 19, 1999, Dr. McFarland entered into a five-year contract with DC-SC that provides for annual compensation of $167,500, plus a three percent annual cost of living increase.

         Effective November 1, 1995, Dr. Stout entered into a five-year contract with UCI-SC that provides for annual compensation of $50,000. Also, effective November 1, 1995, Dr. Stout entered into a five-year contract with DC-SC that provides for annual compensation of $160,000.

Compensation Committee Interlocks and Insider Participation

         During the fiscal year ended September 30, 1999, matters of executive compensation were decided by the Compensation Committee of the Board of Directors. The Compensation Committee is currently composed of Messrs. Adams and Potok.

Compensation Committee Report on Executive Compensation

         The compensation of the Company's executive officers is generally determined by the Compensation Committee of the Board of Directors. The following report with respect to certain compensation paid or awarded to the Company's executive officers during the fiscal year ended September 30, 1999 is furnished by the directors who comprise the Compensation Committee.

         General Policies. The Company's compensation program is intended to enable the Company to attract, motivate, reward and retain the management talent to achieve corporate objectives, and thereby increase shareholder value. It is the Company's policy to provide incentives to senior management to achieve both short-term and long-term objectives. To attain these objectives, the Company's executive compensation program is composed of a base salary and bonus, which is generally established for the executive officers in an employment agreement.

         Base Salary. Base salaries for each of Dr. McFarland, Dr. Stout and Mr. Wells were determined by a subjective assessment of the executive officer's performance, in light of the officer's responsibilities and position with the Company and the Company's performance during prior periods. In evaluating overall Company performance, the primary focus is upon not only the Company's financial performance, but also on the personal performance of the executives in areas such as quality assurance and personal development.

         Incentive Compensation. Incentive compensation for each of Dr. McFarland and Dr. Stout is established in his employment agreement and is most influenced by the Company's profitability. It is completely "at risk" depending upon the Company's performance. Incentive compensation is reviewed periodically and from time to time by the Compensation Committee and adjusted accordingly.

     Chief Executive Officer Compensation. Dr. McFarland is one of the original founders of the Company and has devoted his career to the Company since its inception in 1984. The Compensation Committee believes that Dr. McFarland's drive, dedication, commitment and knowledge have been vitally important to the successful and ongoing growth of the Company. Dr. McFarland's overall compensation for the fiscal year ended September 30, 1999 consisted of base salary and bonus. In determining Dr. McFarland's compensation, the Compensation Committee evaluated Dr. McFarland's personal performance, the performance of the Company and Dr. McFarland's long-term commitment to the success of and ownership position in the Company.

         Stock Options. Executive compensation includes the grant of stock options in order to more closely align the interests of the executive with the long-term interests of the shareholders.


Report of Compensation Committee:      Harold H. Adams, Jr.
                                       Thomas G. Faulds

Performance Graph

         The following graph compares cumulative total shareholder return of the Common Stock over a five-year period with The Nasdaq Stock Market (US) Index and with a Peer Group of companies for the same period. Total shareholder return represents stock price changes and assumes the reinvestment of dividends. The graph assumes the investment of $100 on September 30, 1994.





























                                          9/30/94   9/30/95     9/30/96      9/30/97     9/30/98     9/30/99
                                      ------------  --------    -------      -------     -------     -------
 UCI MEDICAL AFFILIATES, INC.           $ 100.00    $ 103.09    $ 128.87    $ 103.09     $ 46.39     $ 23.20
  NASDAQ MARKET INDEX (US)                 100.00     121.41       141.75      192.67      200.23      323.92
  PEER GROUP                               100.00     223.67       412.75      330.38      156.58        75.13

         The members of the Peer Group are AmeriPath, Inc., ContinuCare Corporation, IntegraMed America, Inc., Pediatrix Medical Group, Inc., PhyCor, Inc., and ProMedCo Management Company. The returns of each company in the Peer Group have been weighted according to their respective stock market capitalization for purposes of arriving at a Peer Group average. The September 30, 1994 and 1995 prices of the Company's Common Stock used in computing the returns reflected above are the average of the high and low bid prices reported for the Common Stock during the fiscal quarter ended on such dates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information known to the Company regarding the beneficial ownership of Common Stock as of December 31, 1999. Information is presented for (i) stockholders owning more than five percent of the outstanding Common Stock, (ii) each director and executive officer of the Company, individually, and (iii) all directors and executive officers of the Company, as a group. The percentages are calculated based on 9,650,515 shares of Common Stock outstanding on December 31, 1999.

                                                                       Shares
Name                                                                                              Percentage
                                                                       Beneficially

                                                                       Owned (1)



MainStreet Healthcare Corporation (2)...................................2,901,396             30.10%


Blue Cross Blue Shield of South Carolina (3)............................2,624,623              27.20


M.F. McFarland, III, M.D. (4).............................................681,294               6.95


Harold H. Adams, Jr.........................................................2,500                -0-


Thomas G. Faulds  ............................................................-0-                     -0-


A. Wayne Johnson (5)....................................................2,901,396             30.10


Ashby M. Jordan, M.D..........................................................-0-               -0-


John M. Little, Jr., M.D......................................................-0-               -0-


Charles M. Potok. ............................................................-0-                     -0-


D. Michael Stout, M.D. (6) ...............................................330,576                3.40


Jerry F. Wells, Jr. (7) ..................................................106,550               1.09


All current directors and executive officers
   as a group (9 persons)...............................................4,022,316              40.22

  * Amount represents less than 1.0 percent.

(1) Beneficial ownership reflected in the table is determined in accordance with the rules and regulations of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise specified, each of the stockholders named in the table has indicated to the Company that such stockholder has sole voting and investment power with respect to all shares of Common Stock beneficially owned by that stockholder.
     (2) The business address of the named beneficial owner is 2370 Main Street, Tucker, Georgia 30084.
(3) The business address of the named beneficial owner is
I-20 at Alpine Road, Columbia, SC 29219. The shares reflected in the table are held of record by CHC (2,006,442 shares) and CP&C (618,181 shares), each of which is a wholly-owned subsidiary of BCBS.
(4) The business address of the named beneficial owner is 1901 Main Street, Suite 1200, Columbia, SC 29201. Shares reflected in the table include 159,450 shares issuable pursuant to currently exercisable stock options.
     (5) All shares reflected as beneficially owned are held of record by MainStreet Healthcare Corporation. Mr. Johnson is Chairman, Chief Executive Officer and a principal shareholder of MainStreet Healthcare Corporation.
     (6) Includes 83,216 shares issuable pursuant to currently exercisable stock options.
(7)  All shares are issuable pursuant to currently exercisable stock options.


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the 1934 Act requires the directors and officers of the Company to file reports of holdings and acquisitions in Common Stock with the Securities and Exchange Commission (the "SEC"). Based on the Company records and other information, the Company believes that all SEC filing requirements applicable to its directors and officers were complied with in respect to the Company's fiscal year ended September 30, 1999.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Administrative Services Agreements

         UCI-SC has entered into an Administrative Services Agreement with DC-SC. UCI-GA has entered into Administrative Services Agreements with each of Doctor's Care of Georgia, P.C. and Doctor's Care of Tennessee, P.C. (collectively, the UCI-PCs ). Under these Administrative Services Agreements, UCI-SC and UCI-GA perform all non-medical management of DC-SC and the UCI-PCs (collectively with DC-SC, the "PCs"), and have exclusive authority over all aspects of the business of the PCs (other than those directly related to the provision of patient medical services or as otherwise prohibited by state law). The non-medical management provided by UCI-SC and UCI-GA includes, among other functions, treasury and capital planning, financial reporting and accounting, pricing decisions, patient acceptance policies, setting office hours, contracting with third party payors and all administrative services. UCI-SC and UCI-GA provide all of the resources (systems, procedures and staffing) to bill third party payors or patients, and provide all of the resources (systems, procedures and staffing) for cash collection and management of accounts receivables, including custody of the lockbox where cash receipts are deposited. From the cash receipts, UCI-SC and UCI-GA pay all physician salaries, operating costs of the centers and operating costs of UCI-SC and UCI-GA. Compensation guidelines for the licensed medical professionals at the PCs are set by UCI-SC and UCI-GA, and UCI-SC and UCI-GA establish guidelines for establishing, selecting, hiring and firing the licensed medical professionals. UCI-SC and UCI-GA also negotiate and execute substantially all of the provider contracts with third party payors, with the PCs executing certain of the contracts at the request of a minority of payors. Neither UCI-SC nor UCI-GA loans or otherwise advances funds to any PC for any purposes.

         During the Company's fiscal years ended September 30, 1999 and 1998, the PCs received an aggregate of approximately $40,470,000 and $37,566,000, respectively, in fees prior to deduction by the PCs of their payroll and other related deductible costs covered under the Administrative Agreement and its predecessor agreement. For accounting purposes, the operations of the PCs are combined with the operations of the Company and are reflected in the consolidated financial statements of the Company. Pursuant to the employment agreement between DC-SC and Dr. McFarland, Dr. McFarland serves as Executive Medical Director of the Centers, and is paid an annual salary for his services in such position. Footnote (3) of the Summary Compensation Table in this Proxy Statement describes compensation paid to Dr. McFarland by DC-SC during the fiscal years ended September 30, 1999, 1998 and 1997. Pursuant to the employment agreement between DC-SC and Dr. Stout, Dr. Stout provides medical services to DC-SC, and is paid an annual salary for such services. Footnote (4) of the Summary Compensation Table in this Proxy Statement describes compensation paid to Dr. Stout by DC-SC during the fiscal years ended September 30, 1999, 1998 and 1997. Dr. McFarland is the Chief Executive Officer of the Company and is the President, sole director and sole owner of DC-SC. Dr. Stout is the Executive Vice President of Medical Affairs for the Company, UCI-SC and UCI-GA, and is the President, sole director and sole stockholder of the UCI-PCs.

Medical Center Leases

         During the fiscal year ended September 30, 1999, UCI-SC leased six medical center facilities from CHC and one medical center facility from CP&C. At September 30, 1999, UCI-SC leased four medical center facilities from CHC and one medical center facility from CP&C under operating leases with fifteen-year terms expiring in 2008, 2009 and 2010. The terms of these leases are believed to be no more or less favorable to UCI-SC than those that would have been obtainable through arm's-length negotiations with unrelated third parties for similar arrangements. Each of these leases has a five-year renewal option, and a rent guarantee by DC-SC. One of the leases has a purchase option allowing UCI-SC to purchase the center at fair market value after February 1, 1995. Total lease payments made by UCI-SC under these leases during the fiscal years ended September 30, 1999 and 1998 were $257,025 and $326,093, respectively.

         The Doctor's Care Northeast facility is leased from a partnership in which Dr. McFarland is a general partner. The lease was renewed in October 1997 for a fifteen-year term. The terms of this lease are believed to be no more or less favorable to UCI-SC than those that would have been obtainable through arm's-length negotiations with unrelated third parties for similar arrangements. Total lease payments made by UCI-SC under this lease during the fiscal years ended September 30, 1999 and 1998 were $96,000 and $62,400, respectively, plus utilities and real estate taxes.

         Beginning in August 1999, the Doctor's Care facility in Tucker, Georgia was leased from A. Wayne Johnson. The terms of this lease are believed to be no more or less favorable to UCI-SC than those that would have been obtainable through arm's-length negotiations with unrelated third parties for similar arrangements. The lease agreement expires in March 2008. Total lease payments made by UCI-SC under this lease during the fiscal year ended September 30, 1999 were $7,200.

Other Transactions with Related Parties

         At December 31, 1999, CHC owned 2,006,442 shares of Common Stock and CP&C owned 618,181 shares of Common Stock, which combine to approximately 27.2 percent of the outstanding Common Stock. Each of CHC and CP&C is a wholly-owned subsidiary of BCBS. The following is a historical summary of purchases of Common Stock by BCBS subsidiaries directly from the Company.

                                                                       Price              Total
              Date                BCBS              Number              per             Purchase
            Purchased          Subsidiary          of Shares           Share              Price


            12/10/93              CHC               333,333            $1.50            $ 500,000
            06/08/94              CHC               333,333            3.00              1,000,000
            01/16/95              CHC               470,588            2.13              1,000,000
            05/24/95              CHC               117,647            2.13                250,000
            11/03/95              CHC               218,180            2.75                599,995
            12/15/95              CHC               218,180            2.75                599,995
            03/01/96              CHC               109,091            2.75                300,000
            06/04/96              CP&C              218,181            2.75                599,998
            06/23/97              CP&C              400,000            1.50                600,000


         The Common Stock acquired by CHC and CP&C directly from the Company was purchased pursuant to exemptions from the registration requirements of federal securities laws available under Section 4(2) of the 1933 Act. Consequently, the ability of the holders to resell such shares in the public market is subject to certain limitations and conditions. The shares acquired by CHC and CP&C were purchased at share prices below market value at the respective dates of purchase in part as a consequence of the lower issuance costs incurred by the Company in the sale of these unregistered securities and in part as consequence of the restricted nature of the shares. CHC and CP&C have the right to require registration of the stock under certain circumstances as described in the respective stock purchase agreements. BCBS and its subsidiaries have the option to purchase as many shares as may be necessary for BCBS and its subsidiaries to maintain ownership of 47 percent of the outstanding Common Stock in the event that the Company issues additional stock to other parties (excluding shares issued to employees or directors of the Company).

         During the fiscal year ended September 30, 1994, UCI-SC entered into a capital lease purchase agreement with BCBS for a new billing and accounts receivable system, which includes computer equipment, for an aggregate purchase price of $504,000. UCI-SC has the option to purchase the equipment at the end of the lease term for $1. The lease obligation recorded at September 30, 1999 is $1,053,687, which includes lease addenda. The terms of the lease purchase agreement are believed to be no more or less favorable to UCI-SC than the terms that would have been obtainable through arm's-length negotiations with unrelated third parties for a similar billing and accounts receivable system, which includes computer equipment.

         During the fiscal year ended September 30, 1994, UCI-SC entered into an agreement with CP&C pursuant to which UCI-SC, through DC-SC, acts as the primary care provider for injured workers of firms carrying worker's compensation insurance through CP&C. Additionally, during the fiscal year ended September 30, 1995, UCI-SC executed a $400,000 note payable to CP&C payable in monthly installments of $4,546 (including 11 percent interest) from April 1, 1995 to March 1, 2010, collateralized by certain accounts receivable. The terms of the agreement with CP&C are believed to be no more or less favorable to UCI-SC than those that would have been obtainable through arm's-length negotiations with unrelated third parties for similar arrangements.

         UCI-SC, through DC-SC, provides services to members of a health maintenance organization operated by CHC who have selected DC-SC as their primary care provider. The terms of the agreement with CHC are believed to be no more or less favorable to UCI-SC than those that would have been obtainable through arm's-length negotiations with unrelated third parties for similar arrangements.

         The employees of the Company and its subsidiaries are offered health, life, and dental insurance coverage at group rates from BCBS and its subsidiaries. The group rates offered to the employees of the Company and its subsidiaries are believed to be no more or less favorable to the Company and its subsidiaries than those that would have been obtainable through arm's-length negotiations with unrelated third parties for similar services.


                              STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company which are intended to be presented by such stockholders at the next Annual Meeting of the Company stockholders must be received by the Company on or before October 5, 2000 in order to be considered for inclusion in such proxy statement and form of proxy.


                                  ANNUAL REPORT

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999, a copy of which has been filed with the Securities and Exchange Commission, accompanies this Proxy Statement.



                                            By order of the Board of Directors,



                                            M. F. McFarland, III, M.D.
                              Chairman of the Board


Columbia, South Carolina   .........
January 28, 2000

                          UCI MEDICAL AFFILIATES, INC.

         PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MARCH 23, 2000 AT THE ADAM'S MARK HOTEL, 1200 HAMPTON STREET, COLUMBIA, SOUTH CAROLINA AT 10:00 A.M. LOCAL TIME.

                  The undersigned hereby  acknowledges  receipt of the Notice of
         Annual Meeting of Stockholders and Proxy Statement for the above-referenced Annual Meeting and appoints each of Jerry F. Wells, Jr. and S. Louise Parker as proxy and attorney-in-fact of the undersigned, each with full power of substitution, to vote all of the shares of common stock of UCI Medical Affiliates, Inc., a Delaware corporation, held or owned by the undersigned or standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company and at any adjournments thereof, and the undersigned hereby instructs said proxies and attorneys to vote as follows:

     1. Election of Directors:....Terms as set forth in Proxy Statement

                  FOR the nominee listed below ........................         WITHHOLD AUTHORITY
                                                                                to vote as to the nominee

                  Harold H. Adams, Jr.......[   ] ..............................          [   ]
                  Thomas G. Faulds..[   ] .............................   ......  [   ]

     2. To ratify the appointment of PricewaterhouseCoopers LLP as the firm of independent auditors for the Company for the fiscal year ended September 30, 2000.

                  FOR [   ]..........................AGAINST [   ]..............ABSTAIN [   ]

     3. In the discretion of each proxy and attorney-in-fact, upon any other business which may properly come before the meeting or any adjournment thereof.


         DATE:                                               ,
              ----------------------------------------------- 2000........
           (Signature)*

         NUMBER OF SHARES:                            .................
                           ---------------------------
            (Signatures, if held jointly)......



                                                              Print Name

                                            (Please sign exactly as shown on the
envelope addressed to you.)


         *        Note: When shares are held by joint tenants, both should sign.
                  When signing as attorney, executor, administrator, trustee, guardian or corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


         THIS PROXY WILL BE VOTED AS INSTRUCTED. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED, AND THE PROXIES HEREIN NAMED WILL VOTE ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THEIR JUDGMENT.